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EXHIBIT 5.1

Perkins Coie LLP
 1899 Wynkoop Street, Suite 700
Denver, Colorado 80202
(303) 291-2300
www.perkinscoie.com

July 22, 2005

HyperSpace Communications, Inc.
8480 East Orchard Road, Suite 6600
Greenwood Village, CO 80111

  Re:
  Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to up to 5,796,621 shares of Common Stock, no par value (the "Shares"), of which up to 791,360 shares may be issued pursuant to outstanding options granted under the HyperSpace Communications, Inc. 2001 Equity Incentive Plan, as amended (the "2001 Plan"), up to 5,261 shares may be issued pursuant to the 2001 Plan, and up to 5,000,000 shares may be issued pursuant to the HyperSpace Communications, Inc. 2004 Equity Incentive Plan, as amended (together, the "Plans").

        We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

        Based upon and subject to the foregoing, we are of the opinion that any Shares that may be issued by the Company pursuant to the Plans, upon the due execution by the Company of any certificates representing the Shares, the registration by its registrar of such Shares and the issuance thereof by the Company in accordance with the terms of the applicable Plan, and the receipt of consideration therefor in accordance with the terms of the applicable Plan, such Shares will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ PERKINS COIE LLP

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  EXHIBIT 5.1